SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           CFW COMMUNICATIONS COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

[CFW LOGO]



                                                                 401 Spring Lane
                                                                       Suite 300
JAMES S. QUARFORTH                                                P. O. Box 1990
PRESIDENT AND                                             Waynesboro,   VA 22980
CHIEF EXECUTIVE OFFICER                                   Telephone 540 946-3500
                                                          FAX       540 946-3595




                                 March 15, 1999


     Dear Shareholder:

      You are cordially invited to attend our 1999 Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, April 27, 1999. The meeting will be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia. Please join us for refreshments at 9:30 a.m.


       You will find complete information about the meeting in the enclosed Notice and Proxy Statement. Your 1998 Annual Report is sent to you herewith.


       We sincerely hope you will be able to be present at the meeting, but whether or not you plan to attend, we request that you sign your Proxy Card and mail it in the enclosed envelope. The prompt return of your Proxy will be appreciated.





                                            Sincerely,

                                            /s/ J. S. Quarforth
                                            -------------------
                                            J. S. Quarforth
                                            President and
                                            Chief Executive Officer

[CFW LOGO]



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



     Notice is Hereby Given that the Annual Meeting of Shareholders of CFW Communications Company (the "Meeting") will be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on Tuesday, April 27, 1999, at 10:00 a.m. for the following purposes:


     (1) To elect two Class II Directors for three-year terms expiring in 2002.


     (2) To transact such other business as may properly come before the meeting or any adjournment.


     Only shareholders of Common Stock of record at the close of business on February 22, 1999 will be entitled to vote at the Meeting.



                         By Order of the Board of Directors

                             M. B. Moneymaker


                             Corporate Secretary



Waynesboro, Virginia
March 15, 1999


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

[CFW LOGO]


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 1999

     This Proxy Statement is furnished to the Shareholders of CFW Communications Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, April 27, 1999, at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, and at any adjournment. The mailing address of the Company's Corporate Office is 401 Spring Lane, Suite 300, P. O. Box 1990, Waynesboro, Virginia 22980. The Company's subsidiaries are CFW Telephone Inc., CFW Network Inc., CFW Wireless Inc., CFW Communications Services Inc., CFW Cable Inc., CFW Cable of Virginia Inc., CFW Information Services Inc., CFW Licenses Inc. and CFW PCS Inc.
     Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by the Company. All solicitation expenses will be borne by the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting.
     The Company does not know of any matters other than those referred to in the accompanying Notice which are to come before the Meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.
     Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted for the election of two Class II Directors. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, or by voting in person at the Meeting. The close of business on February 22, 1999, has been fixed as the record date (the "Record Date") for the Meeting and any adjournment. As of that date, there were 13,016,988 Common Shares outstanding, each of which is entitled to one vote. As of the Record Date, and on the date hereof, no person was known to the Company to own of record or beneficially more than 5% of the outstanding shares of Common Stock of the Company.
     This Proxy Statement and enclosed proxy card are being mailed to shareholders beginning on or about March 15, 1999. An Annual Report to Shareholders including financial statements for the years ending December 31, 1998, 1997 and 1996 is enclosed.


                             ELECTION OF DIRECTORS
     There are currently eight members of the Board of Directors, divided into three classes, two of which have three members and one of which has two members. One class is elected each year for a three-year term. The names and employment histories of the two nominees, six current Directors and Executive Officers are indicated in the following table. The number and percentage of shares of Common Stock beneficially owned by each as of the Record Date is also indicated.
     Two Class II Directors are eligible for election at the 1999 Annual Meeting of Shareholders. Mr. C. Phillip Barger's term as a Class II Director will expire at the 1999 Shareholder Meeting coincident with his planned retirement as a Director. As a result of Mr. Barger's retirement, the Company will have seven Directors. The

Company will not presently be filling Mr. Barger's Director seat but will continue to maintain a Board of Directors constituting eight members. The Company is maintaining a vacant Director's seat in order to provide flexibility to add an additional Director if the Board of Directors so determines. Any Director added would be subject to election by shareholders at the next succeeding annual meeting. Shares represented by proxies in the accompanying form cannot be voted for a greater number of persons than the number of nominees named below. The nominees listed below are current Directors who have consented to stand for re-election as Class II Directors of the Company to serve a three-year term expiring at the 2002 Annual Meeting of Shareholders of the Company. It is not anticipated that any nominee for election will become unable to serve as a Director of the Company, but if any or all are unable to accept nomination, it is intended that shares represented by proxies in the accompanying form will be voted for the election of substitute nominees selected by the Board of Directors. A quorum being present, the persons receiving a plurality of the votes cast will be elected as Directors. Votes that are withheld and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as Directors.


                                 Common Stock
                                 ------------
                                               Sole        Shared
                                            Voting and   Voting and
                                            Investment   Investment
Name                                           Power      Power(a)    Other(b)
------------------------------------------ ------------ ------------ ----------
CLASS II DIRECTORS - NOMINEES FOR ELECTION
John B. Mitchell, Sr.                           1,494       3,321         874
Age 58
Director since 1989

James S. Quarforth                                392      33,696      91,750
Age 44
Director since 1987

CLASS II DIRECTOR - TERM EXPIRES 1999
C. Phillip Barger                             119,857      29,992           0
Age 70
Director since 1963

CLASS III DIRECTORS - TERMS EXPIRE 2000
John N. Neff                                      100         800       2,240
Age 47
Director since 1995




                                                                             Principal
                                                                           Occupation and
                                                                              Business
                                                       Percentage          Experience for
Name                                          Total     of Class            Past 5 years
------------------------------------------ ---------- ------------ -----------------------------
CLASS II DIRECTORS - NOMINEES FOR ELECTION
John B. Mitchell, Sr.                         5,689    .04%        President and Chairman of
Age 58                                                             the Board - Hammond-
Director since 1989                                                Mitchell, Inc. (Construction
                                                                   Contractor), Covington, VA

James S. Quarforth                          125,838    .95%        President and Chief
Age 44                                                             Executive Officer since
Director since 1987                                                May 1, 1990 - CFW
                                                                   Communications Company
                                                                   and Subsidiaries,
                                                                   Waynesboro, VA; Director of
                                                                   Virginia Financial
                                                                   Corporation, Staunton, VA;
                                                                   and Director of American
                                                                   Telecasting, Inc., Colorado
                                                                   Springs, CO

CLASS II DIRECTOR - TERM EXPIRES 1999
C. Phillip Barger                           149,849   1.13%        Retired Chairman - E.W.
Age 70                                                             Barger and Company T/A
Director since 1963                                                Barger Insurance Network,
                                                                   Waynesboro, VA
CLASS III DIRECTORS - TERMS EXPIRE 2000
John N. Neff                                  3,140    .02%        President and Chief
Age 47                                                             Executive Officer - Nielsen
Director since 1995                                                Builders, Inc.,
                                                                   Harrisonburg, VA

                                                    Common Stock
                                                    ------------
                                                                                                 Principal
                             Sole        Shared                                               Occupation and
                          Voting and   Voting and                                                Business
                          Investment   Investment                        Percentage           Experience for
Name                         Power      Power(a)    Other(b)    Total     of Class             Past 5 years
------------------------ ------------ ------------ ---------- --------- ------------ --------------------------------
William W. Gibbs, V         76,934      101,525       1,464   179,923   1.36%        President - Comprehensive
Age 58                                                                               Computer Consultants,
Director since 1977                                                                  Staunton, VA

Robert S. Yeago, Jr.        18,046       86,652           0   104,698    .79%        Chairman of the Board
Age 74                                                                               (President and Chief
Director since 1973                                                                  Executive Officer until
                                                                                     May 1, 1990) CFW
                                                                                     Communications Company
                                                                                     and Subsidiaries,
                                                                                     Waynesboro, VA
CLASS I DIRECTORS - TERMS EXPIRE 2001
C. Wilson McNeely, III      11,861        1,825       1,322   15,008     .11%        Chairman of the Board -
Age 56                                                                               Eagle Corporation
Director since 1995                                                                  (Manufacturer of concrete
                                                                                     products and distributor of
                                                                                     fuel oils), Charlottesville, VA

Carl A. Rosberg                  0       12,748      59,300   72,048     .54%        Senior Vice President since
Age 46                                                                               May 1, 1990 - CFW
Director since 1992                                                                  Communications Company
                                                                                     and Subsidiaries,
                                                                                     Waynesboro, VA and
                                                                                     Director of American
                                                                                     Telecasting, Inc.,
                                                                                     Colorado Springs, CO

                                            Common Stock
                                            ------------
                                       Sole          Shared
                                    Voting and     Voting and
                                    Investment     Investment                              Percentage
Name                                   Power        Power(a)      Other(b)      Total       of Class
--------------------------------   ------------   ------------   ----------   ---------   -----------
NON-DIRECTOR EXECUTIVE OFFICERS
J. William Brownlee                     8,388              0       16,050       24,438     .18%
Age 58

Warren C. Catlett                         500              0       10,500       11,000     .08%
Age 39

David E. Lowe                               0            500        1,875        2,375     .02%
Age 57

David R. Maccarelli                         0          2,200       29,616       31,816     .24%
Age 46

Michael B. Moneymaker                   2,070          4,601       13,550       20,221     .15%
Age 41

Don Marie Persing                       1,738              0            0        1,738     .01%
Age 47

Walter M. Zirkle, III                   3,803              0       13,500       17,303     .13%
Age 41

All officers and directors as a
group (15 persons)                    245,183        277,860      242,041      765,084    5.77%


--------------------------------------------------------------------------------
(a) Includes shares held by spouses, children, trusts and companies in which the director or officer owns a controlling interest.
(b) Shares subject to options exercisable within sixty days.

     Based on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during 1998 its Directors and executive officers complied with all applicable Section 16 filing requirements except, Mr. McNeely, whose Form 4 filings with respect to the sale of 5,200 shares and the purchase of 200 shares were filed eight and five months late, respectively.


                            COMMITTEES OF THE BOARD
     C. Phillip Barger, James S. Quarforth, Robert S. Yeago, Jr. and John B. Mitchell, Sr. comprise the Executive Committee of the Board. Two committee meetings were held during 1998.
     The Company has a standing Audit Committee and a Compensation Committee. The Audit Committee, consisting of C. Phillip Barger, William Wayt Gibbs, V and John N. Neff, had two meetings in 1998 for the purpose of approving the 1997 audit and recommending an accounting firm to the Board to serve as independent public auditors to make an audit of the financial statements of the Company for the year 1998 and to perform certain non-audit services.
     The Compensation Committee, consisting of C. Phillip Barger, John B. Mitchell, Sr., C. Wilson McNeely, III, John N. Neff and Robert S. Yeago, Jr., held two meetings during the year for the purpose of determining wage and salary increases and granting stock options to certain key employees of the Company.

     The Nominating Committee, consisting of C. Phillip Barger, John B. Mitchell, Sr., James S. Quarforth and Robert S. Yeago, Jr., whose function includes consideration of the size and composition of the Board, held three meetings during 1998. The Nominating Committee will consider nominees for Director suggested by shareholders. Any shareholder recommendation for a nominee for Director at the 2000 Annual Meeting of Shareholders should be submitted in writing to the Corporate Secretary of the Company not later than February 26, 2000 and shall include a description of the proposed nominee's qualifications and relevant biographical information, as well as certain information required by the Bylaws of the Company, including (i) the name and business address of the proposed nominee; (ii) the proposed nominee's consent to his name being placed in nomination; (iii) the recommending shareholder's name and address; (iv) the class and number of shares of the Company's stock beneficially owned by the shareholder, and (v) any material interest of the shareholder in the proposed nomination.

     The Board of Directors held seven regular meetings during 1998. All Directors attended more than 75% of the meetings of the Board and committees of which he is a member.


                          SUMMARY COMPENSATION TABLES
     The following tables set forth information as to compensation paid to the chief executive officer and the next four most highly compensated executive officers of the Company (the "Named Executives") for 1998, with comparisons to 1997 and 1996 information, as well as option grants and exercises for 1998:


                             EXECUTIVE COMPENSATION

                                                                            LONG TERM
                   ANNUAL COMPENSATION                                    COMPENSATION
---------------------------------------------------------                --------------
                                                                             AWARDS
                                                                         --------------
  Name and                                                                 Options/
Principal Position                   Year       Salary        Bonus          SARs       All Other 1/
----------------------------------   ----       ------        -----          ----       ------------
James S. Quarforth                   1998      $237,000      $90,616          21,000      $7,728
President and                        1997       221,250       98,698          20,000       7,668
Chief Executive Officer              1996       198,750       69,418          21,000       6,018

Carl A. Rosberg                      1998       167,500       49,409          12,000       7,334
Senior Vice President and            1997       157,500       54,237          11,000       7,176
Chief Operating Officer              1996       142,500       22,313          12,000       5,681

David R. Maccarelli                  1998       137,500       39,917          12,000       7,039
Senior Vice President -              1997       127,500       43,804          11,000       6,881
Engineering and Carrier Services     1996       113,751       35,250          12,000       5,014

Walter M. Zirkle, III 2/             1998       131,000       26,465          10,000       6,402
President - Virginia Operations      1997       119,000       31,679          10,000       5,392
                                     1996        96,250       23,771          10,000         361

Michael B. Moneymaker                1998       120,500       31,488           7,000       6,227
Vice President and                   1997       111,000       31,583           8,000       3,185
Chief Financial Officer,             1996       102,500       26,141           6,750       2,329
Treasurer and Secretary

     1/ In 1998 the Company made contributions to the savings plan of $5,760 for James S. Quarforth, $5,760 for Carl A. Rosberg, $5,760 for David R. Maccarelli, $5,202 for Walter M. Zirkle, III, and $5,115 for Michael B. Moneymaker. In addition, the Company made group life insurance premium payments of $1,968 for

James S. Quarforth, $1,574 for Carl A. Rosberg, $1,279 for David R. Maccarelli, $1,200 for Walter M. Zirkle, III, and $1,112 for Michael B. Moneymaker.
     In 1997 the Company made contributions to the savings plan of $5,700 for James S. Quarforth, $5,700 for Carl A. Rosberg, $5,700 for David R. Maccarelli, $4,310 for Walter M. Zirkle, III, and $2,152, for Michael B. Moneymaker. In addition, the Company made group life insurance premium payments of $1,968 for James S. Quarforth, $1,476 for Carl A. Rosberg, $1,181 for David R. Maccarelli, $1,082 for Walter M. Zirkle, III, and $1,033 for Michael B. Moneymaker.
     2/ Mr. Zirkle joined the Company on February 16, 1996 and became an executive officer of the Company effective April 22, 1997.

                            OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable
                                                                                 Value At Assumed
                                                                                  Annual Rates of
                                                                              Stock Price Appreciation
                              Individual Grants                                   For Option Term
----------------------------------------------------------------------------- -----------------------
                                        % of Total
                          Options/    Options/ SARs    Exercise
                            SARs        Granted to     or Base
                         Granted(1)    Employees in     Price     Expiration
          Name            (Shares)     Fiscal Year    Per Share      Date        5%(2)       10%(2)
----------------------- ------------ --------------- ----------- ------------ ----------- -----------
James S. Quarforth         21,000          18.3%      $  23.000  02/23/2008    $303,756    $769,778
Carl A. Rosberg            12,000          10.5%         23.000  02/23/2008     173,575     439,873
David R. Maccarelli        12,000          10.5%         23.000  02/23/2008     173,575     439,873
Walter M. Zirkle, III      10,000           8.7%         23.000  02/23/2008     144,646     366,561
Michael B. Moneymaker       7,000           6.1%         23.000  02/23/2008     101,252     256,593

(1) No SARs were granted in tandem with stock options.
(2) In order to realize the potential value set forth, the price per share of the Company's common stock would be $37.46 and $59.66, respectively, at the end of the ten year option term.


                 OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE



                                                                                      Value of Unexercised
                                                            Number of Unexercised         In-the-Money
                                                               Options/SARs at            Options/SARs
                                                               FY-End (Shares)               FY-End
                           Shares Acquired       Value           Exercisable/             Exercisable/
Name                         On Exercise       Realized         Unexercisable             Unexercisable
-----------------------   -----------------   ----------   -----------------------   ----------------------
James S. Quarforth             26,781          $458,625       77,300 /  50,100        $674,225  /  $125,400
Carl A. Rosberg                 2,500            35,000       51,150 /  28,450         447,513  /    71,425
David R. Maccarelli             2,200            10,725       21,466 /  28,200          75,475  /    70,425
Walter M. Zirkle, III               0                 0        6,500 /  23,500          28,750  /    56,250
Michael B. Moneymaker               0                 0        8,450 /  18,300          40,081  /    47,825

Closing price on December 31, 1998 was $23.375 and was used in calculating the value of unexercised options.

                 PENSION PLAN/DEFINED BENEFIT PLAN DISCLOSURE
     The following table reflects the estimated aggregate retirement benefits to which certain executive officers of the Company, including each of the named executive officers in the Summary Compensation Table, are expected to be entitled under the provisions of the Company's non-contributory, funded employee retirement plan and the executive supplemental retirement plan (the "Plans"). The table illustrates the amount of aggregate annual retirement benefits payable under the Plans for an executive retiring in 1998 at age 65 computed on a straight life annuity. The amount of benefit assumes that the executive has completed a minimum of 15 years of service. The supplemental benefit amount will not be paid for service of less than 15 years. Additional aggregate benefits are not earned for service in addition to 35 years. Amounts listed will be reduced by social security benefits and offset by employer 401(k) contributions.



                     Annual Retirement Benefits Payable for
                           Respective Years of Service
                           ---------------------------
Average Annual
Compensation       15 years     20 years     25 years     30 years     35 years
---------------   ----------   ----------   ----------   ----------   ----------

   $  150,000      $ 75,000     $ 86,250     $ 97,500     $108,750     $120,000
      175,000        87,500      100,625      113,750      126,875      140,000
      200,000       100,000      115,000      130,000      145,000      160,000
      225,000       112,500      129,375      146,250      163,125      180,000
      250,000       125,000      143,750      162,500      181,250      200,000
      275,000       137,500      158,125      178,750      199,375      220,000
      300,000       150,000      172,500      195,000      217,500      240,000
      325,000       162,500      186,875      211,250      235,625      260,000
      350,000       175,000      201,250      227,500      253,750      280,000
      375,000       187,500      215,625      243,750      271,875      300,000
      400,000       200,000      230,000      260,000      290,000      320,000
      425,000       212,500      244,375      276,250      308,125      340,000
      450,000       225,000      258,750      292,500      326,250      360,000


     The number of credited years of service for James S. Quarforth, Carl A. Rosberg, David R. Maccarelli, Walter M. Zirkle, III and Michael B. Moneymaker is 19 years, 10 years, 6 years, 2 years and 3 years, respectively.


                             DIRECTOR COMPENSATION
     Non-management Directors receive a monthly retainer fee of $800 and $400 for each meeting attended. The Chairman of the Board receives an additional monthly retainer fee of $600. Upon election by December 15th of the preceding year, non-management directors may elect to receive all, or a portion of their annual retainer fee in Company stock option grants.


                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION
     As members of the Compensation Committee it is our duty to monitor the performance and compensation of executive officers and other key employees and to make appropriate recommendations and reports to the Board concerning matters of executive compensation.
     The Company maintains a compensation program designed to motivate, retain and attract management, with incentives linked to financial performance and enhanced shareholder value. The fundamental philosophy is to relate the amount of compensation for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives. The Company's executive compensation program consists of three components: 1) base salary; 2) potential for annual incentive compensation based on Company performance; and, 3) the opportunity to earn long-term stock-based incentives which are intended to encourage achievement of superior long-term results and to align executive officer interests with those of the shareholders. The base salary element is developed based on the performance of the individual executives with reference to industry, peer group and national surveys, with the objective of having the Company's chief executive officer receive a level of base salary similar to the average base salary of chief executives at similarly sized technological service companies. Base salary levels of the Company's other executive officers are established by reference to the chief executive officer's salary, depending on the type and level of responsibility of the other executives. The annual incentive compensation element is based on the Company's attainment of certain levels of profitability, service and on the individual's overall performance, all as set forth in the Company's annual management incentive plan. The criteria contained in the Company's annual management incentive compensation plan (MIP) is developed in conjunction with the Company's annual business plan. The long-term stock-based element is developed by reference to competitive practices and trends of other companies which use stock options as a component of executive compensation. Long-term stock-based compensation is given great weight in the Company's overall compensation mix in order to provide incentive for executive officers to increase shareholder value. Accordingly, the Committee has taken into account the amount and value of options held by each of the executive officers when considering new grants to assure that deserving executives have a significant equity participation in the Company. The Chief Executive Officer's total compensation increased by $7,728 in 1998 compared to 1997. A number of factors and criteria were utilized by the Compensation Committee in evaluating the increase in total compensation. An independent compensation consulting firm's industry market survey of similarly sized technological service companies as well as individual performance were utilized to determine the base salary increase of $15,750. The achievement of strong financial performance compared to the Company's annual business plan resulted in an incentive compensation of $90,616. However, this compensation reflected a decrease of $8,082 from 1997, a year in which the Company's financial performance exceeded the Company's annual business plan to a greater extent than in 1998. During 1998, the Company's consolidated net operating revenues increased $7.7 million or 13% ($9.1 million or 18% for 1997 over 1996), operating cash flows (operating income before depreciation and amortization) increased $4.5 million or 16% ($4.8 million or 20% for 1997 over 1996). Net income for 1998 was $8.5 million, a decrease of $3.7 million. Excluding equity losses from PCS investees and gains and losses on investment transactions in both 1998 and 1997, net income for 1998 would have been $13.1 million ($11.3 million for 1997), an increase of $1.8 million or 16%. The Compensation Committee also considers the Chief Executive Officer's continued leadership in advancing the Company's long-term strategic business goals. Specifically, during 1998, the Company achieved greater than 30% growth in cellular and paging customers; commenced providing competitive local exchange services to businesses in three markets; introduced internet access services in four markets; launched PCS services in Charleston and Huntington, WV; and achieved a one percent market penetration rate in the Virginia PCS Alliance covered populated area, as customer count at year-end exceeded 12,000.

                               Compensation Committee

                               R. S. Yeago, Jr.       C. Phillip Barger
                               John B. Mitchell, Sr. C. Wilson McNeely, III John N. Neff

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION
     Robert S. Yeago, Jr., a Director and member of the Compensation Committee of the Company, formerly served as President and Chief Executive Officer.


                             RELATED TRANSACTIONS
     The Company paid $2.7 million to Nielsen Builders, Inc. for the construction of the Company's Customer Contact Facility and certain additional construction activities which were completed in 1998. The construction project for the Customer Contact Facility had been awarded to Nielsen Builders, Inc. in 1997 through a competitive bidding process. Mr. John N. Neff currently serves as President and Chief Executive Officer of Nielsen Builders, Inc.


                               PERFORMANCE GRAPH
     The following performance graph compares the performance of the Company's Common Stock to the NASDAQ Composite Index and to the S&P Telecommunications Index (which includes the Regional Bell Operating Companies (RBOCs), GTE and ALLTEL) for the Company's last five fiscal years. The graph assumes that the value of the investment in each scenario was $100 at December 31, 1993 and that all dividends were reinvested in their respective common stock issue in the month paid.

           Comparison of Five-Year Cumulative Total Return

                                    [GRAPH]

                                           Fiscal Year Ended December 31
                                1993      1994     1995     1996    1997    1998
CFW Communications Company       100       83       73       93      96      103
NASDAQ Composite Index           100      140      172      209     244      292
S&P Telecom Index                100       96      141      148     203      290

                             FINANCIAL STATEMENTS
     The Company's 1998 Annual Report to Shareholders contains audited financial statements for 1998, 1997 and 1996 and the report of McGladrey & Pullen, LLP thereon. Management's Discussion and Analysis of financial condition and results of operations is also contained in this 1998 Annual Report.


                        INDEPENDENT PUBLIC ACCOUNTANTS
     The firm of McGladrey & Pullen, LLP, P. O. Box 1276, Richmond, Virginia, 23218, independent public accountants, audited the financial statements of the Company for the fiscal year ending December 31, 1998. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will be available to make a statement if he desires to do so and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended December 31, 1998.


                             SHAREHOLDER PROPOSALS
     In order for proposals of shareholders to be considered for inclusion in the Proxy Statement and Proxy for the 2000 Annual Meeting of Shareholders, such proposals must be received by the Corporate Secretary of the Company by November 16, 1999.


                                   FORM 10-K
     Upon written request to the Corporate Office of the Company, P. O. Box 1990, Waynesboro, Virginia 22980, shareholders will be furnished without charge a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto for the most recent fiscal year.


Waynesboro, Virginia
March 15, 1999

P R O X Y                CFW COMMUNICATIONS COMPANY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes W.W. Gibbs, V and M.B. Moneymaker, or either of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all common stock of the undersigned at the Annual Meeting of Shareholders to be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on Tuesday, April 27, 1999, at 10:00 a.m., or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"


1. ELECTION OF DIRECTORS (TWO CLASS II)
[ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY to
  (Except as marked to the contrary below)     vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

        J.S. Quarforth           J.B. Mitchell, Sr.
            (Class II)             (Class II)


2. To vote on such other business, if any, that may properly come before the meeting.
[ ] Please check box if you plan to attend the meeting.



                           (continued on other side)

                          (continued from other side)



Dated: ______________ , 1999

              (Please sign your name(s) exactly as shown hereon.)


                                                THIS PROXY WHEN PROPERLY
                                                EXECUTED WILL BE VOTED IN THE
                                                MANNER DIRECTED HEREIN BY THE
                                                SHAREHOLDER(S). IF NO DIRECTION
                                                IS MADE, THIS PROXY WILL BE
                                                VOTED FOR THE NOMINEES FOR
                                                ELECTION OF THE CLASS II
                                                DIRECTORS AND APPROVAL OF THE
                                                OTHER MATTERS TO BE CONSIDERED
                                                AT THE MEETING.